EXHIBIT 99.2


                           CERTIFICATION PURSUANT TO
                            18 U.S.C. SECTION 1350,
                      AS ADOPTED PURSUANT TO SECTION 906
                       OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Longview Fibre Company (the "Company") on Form 10-Q for the period ended April 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Form 10-Q"), I,
L. J. McLaughlin, Sr. Vice President-Finance, Secretary and Treasurer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Form 10-Q fully complies with the requirements of Section 13(a)or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:  June 12, 2003


L. J. MCLAUGHLIN
L. J. MCLAUGHLIN
Sr. Vice President-Finance,
Secretary and Treasurer


A signed original of this written statement required by Section 906 has been provided to Longview Fibre Company and will be retained by Longview Fibre Company and furnished to the Securities and Exchange Commission or its staff upon request.